Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                             EQUIVEST FINANCE, INC.

                                       AND

                         EQUIVEST REINCORPORATION, INC.


               AGREEMENT AND PLAN OF MERGER, dated as of December 3, 1998, between Equivest Finance, Inc., a Florida corporation (the "Corporation") and Equivest Reincorporation, Inc., a Delaware corporation (the "Delaware Subsidiary") and a wholly owned subsidiary of the Corporation.

               WHEREAS, the Board of Directors of the Corporation has determined that it is advisable that the Corporation be merged with and into the Delaware Subsidiary (the "Merger"), on the terms and subject to the conditions contained herein and in accordance with the Florida Business Corporation Act ("FBCA") and in accordance with the Delaware General Corporation Law ("DGCL");

                WHEREAS, the Corporation has authorized (i) 50,000,000 shares of common stock, par value $.05 per share, of which 25,198,368 shares have been duly issued and are now outstanding and (ii) 1,000,000 shares of preferred stock, par value $3.00 per share that includes 15,000 shares being currently authorized and designated as Series 2 Class A Preferred Stock, of which 10,000 shares have been duly issued and are now outstanding;

                WHEREAS, solely in order to effectuate the Merger, the Corporation acquired all of the outstanding capital stock of the Delaware Subsidiary; and

                WHEREAS, the Board of Directors of the Corporation has adopted and approved this Agreement and Plan of Merger by resolution;

                NOW, THEREFORE, in consideration of the mutual agreements contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the Corporation and the Delaware Subsidiary hereby agree as follows:

1. The Merger. At the Effective Time (as defined in Section 2), the Corporation shall be merged with and into the Delaware Subsidiary, the separate corporate existence of the Corporation shall cease, and the Delaware Subsidiary shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"), and the


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        Surviving Corporation, without further action, shall possess all the rights, privileges, powers and franchises, public and private and all of the property, real, personal, and mixed, of both the Corporation and the Delaware Subsidiary and shall be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of both the Corporation and the Delaware Subsidiary.

2. Effective Time of the Merger. The Merger shall become effective immediately upon the later of the filing of an Articles of Merger with the Secretary of State of the State of Florida and the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the time of such later filing being the "Effective Time").

3. Certificate of Incorporation and By-laws. The Certificate of Incorporation and By-laws of the Delaware Subsidiary, as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation and By-laws of the Surviving Corporation, except that
        Article I of the Certificate of Incorporation shall be amended to read as follows:

                                   "ARTICLE I.

                                 Name of Company

               The name of this corporation shall be EQUIVEST FINANCE, INC. (the "Corporation")."

4. Directors and Officers. The directors of the Corporation immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the executive officers of Corporation immediately prior to the Effective Time shall be the initial executive officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

5. Further Assurance of Title. If at any time the Surviving Corporation shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Surviving Corporation any right, title, or interest of the Corporation held immediately prior to the Effective Time, the Corporation and its authorized executive officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the Surviving Corporation as shall be necessary to carry out the purposes of this Agreement and Plan of Merger, and the Surviving Corporation and the authorized executive officers and directors thereof are fully authorized to take any and all such action in the name of the Corporation or otherwise.

6. Conversion of Shares. At the Effective Time, each issued and outstanding share of common stock of the Delaware Subsidiary, par value $.01 per share, shall be canceled and each issued and outstanding share of the common stock of the Corporation, par value $.05 per share,


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        shall, without any action on the part of the Corporation or the Delaware
        Subsidiary, be deemed converted into one (1) fully paid and non-assessable issued and outstanding share of common stock of the Surviving Corporation, par value $.01 per share. Additionally, each issued and outstanding share of the preferred stock of the Delaware Subsidiary, par value $3.00 per share, shall be canceled and each issued and outstanding share of the preferred stock of the Corporation, par value $3.00 per share, shall, without any action on the part of the Corporation or the Delaware Subsidiary, be deemed converted into one (1) fully paid and non-assessable issued and outstanding share of preferred stock of the Surviving Corporation, par value $3.00 per share.

7. Service of Process on the Surviving Corporation. The Surviving Corporation agrees that:

        (a) it may be served with process in the State of Florida in any prior proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Florida or any foreign corporation, previously amenable to suit in Florida, which is a party to the Merger.

        (b) the Secretary of State of the State of Florida shall be and hereby is irrevocably appointed as the agent to accept service of process in any such proceeding and the post office address to which the service of process in any such proceeding shall be mailed is Equivest Finance, Inc., 2 Clinton Square, Syracuse, New York 13202.

8. Termination. This Agreement and Plan of Merger may be terminated and abandoned by action of the directors of the Corporation or the Delaware Subsidiary at any time prior to the Effective Time, whether before or after approval by the shareholders of the parties hereto.

9. Plan of Reorganization. The Corporation and the Delaware Subsidiary intend that the Merger constitute a "reorganization" within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. This Agreement and Plan of Merger constitutes a plan of reorganization to be carried out in the manner, on the terms and subject to the conditions herein set forth.




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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first above written by the respective executive officers thereunto duly authorized.



                              EQUIVEST FINANCE, INC.,
                              a Florida Corporation

                              By:         /s/ Richard C. Breeden
                                          ---------------------------
                              Name:       Richard C. Breeden
                              Title:      Chairman and Chief Executive Officer



                              EQUIVEST REINCORPORATION, INC.,
                              a Delaware Corporation

                              By:         /s/ Richard C. Breeden
                                          ---------------------------
                              Name:       Richard C. Breeden
                              Title:      Chairman and Chief Executive Officer




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